As filed with the Securities and Exchange Commission on March 1, 2006

Registration No. 333-69433

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OSI SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	33-0238801
(State of Incorporation)	(I.R.S. Employer Identification Number)

12525 Chadron Avenue

Hawthorne, California 90250

(Address of Principal Executive Offices) (Zip Code)

OSI Systems, Inc. Amended Employee Stock Purchase Plan

(Full title of the plan)

Deepak Chopra

President and Chief Executive Officer

12525 Chadron Avenue

Hawthorne, California 90250

(310) 978-0516

(Name, address and telephone number for service)

Copies to:

Gerald M. Chizever, Esq.

Lawrence S. Venick, Esq.

Loeb & Loeb LLP

10100 Santa Monica Boulevard, Suite 2200

Los Angeles, California 90067

(310) 282-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value per share	300,000	$21.19	$6,357,000	$680.20

(1)	Plus such indeterminate number of additional shares of Common Stock as may be required in the event of a stock dividend, reverse stock split or combination of shares, recapitalization or other change in the Registrant’s capital stock.
(2)	Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on February 27, 2006.

INTRODUCTION

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 300,000 shares of the Common Stock of OSI Systems, Inc. (the “Company”) to be issued pursuant to the Company’s Amended Employee Stock Purchase Plan (the “Plan”).

In accordance with Section E of the General Instructions to Form S-8, the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 22, 1998 (File No. 333-69433) is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Documents
4.1	OSI Systems, Inc. Amended Employee Stock Purchase Plan

5.1	Opinion of Loeb & Loeb LLP, Counsel to Company

23.1	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, OSI Systems, Inc., a corporation organized under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hawthorne, California, as of March 1, 2006.

OSI SYSTEMS, INC.

By:	/s/ DEEPAK CHOPRA
Deepak Chopra President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Messrs. Deepak Chopra and Anuj Wadhawan, and each of them, as his attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DEEPAK CHOPRA Deepak Chopra	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 1, 2006

/S/ ANUJ WADHAWAN Anuj Wadhawan	Chief Financial Officer (Principal Financial and Accounting Officer)	March 1, 2006

/S/ AJAY MEHRA Ajay Mehra	Executive Vice President, President, Security Products Group, and Director	March 1, 2006

/S/ STEVEN C. GOOD Steven C. Good	Director	March 1, 2006

/S/ MEYER LUSKIN Meyer Luskin	Director	March 1, 2006

/S/ CHAND R. VISWANATHAN Chand R. Viswanathan	Director	March 1, 2006

OSI SYSTEMS, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	OSI Systems, Inc. Amended Employee Stock Purchase Plan

5.1	Opinion of Loeb & Loeb LLP, Counsel to Company

23.1	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)